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                                                                   EXHIBIT 11.1

                          Watson Pharmaceuticals, Inc.
                       Computation of Earnings Per Share
                  Years Ended December 31, 1995, 1994 and 1993
             and the Nine Months Ended September 30, 1996 and 1995
                     (in thousands, except per share data)

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
                                                                                  Nine Months      Nine Months
                                            Year Ended December 31,                  Ended            Ended
                                          ----------------------------           September 30,    September 30,
                                          1993        1994        1995                1996             1995
                                          ----        ----        ----           -------------    -------------
WATSON PHARMACEUTICALS, INC.
----------------------------
Net income                                $50,417     $36,545     $47,890         $53,617            $31,011
                                          =======     =======     =======         =======            =======
Weighted average number of common
  shares outstanding                       34,336      35,663      36,044          36,655             35,783
Net additional shares issuable in
  connection with stock options
  pursuant to the treasury stock
  method                                    1,168         852       1,099             969              1,204
                                          -------     -------     -------         -------            -------
Weighted average number of common
  stock and common equivalent
  shares outstanding                       35,504      36,515      37,143          37,624             36,987
                                          =======     =======     =======         =======            =======
Earnings per share                        $  1.42     $  1.00     $  1.29         $  1.43            $  0.84
                                          =======     =======     =======         =======            =======


ROYCE LABORATORIES, INC.
------------------------
Net income (loss)                         $(3,933)    $(1,477)    $(2,336)        $ 1,214            $(1,513)
                                          =======     =======     =======         =======            =======
Weighted average number of common
  shares outstanding                        9,493      10,554      12,352          13,442             12,190
Net additional shares issuable in
  connection with stock options
  pursuant to the treasury stock
  method                                       --          --          --             571                 --
                                          -------     -------     -------         -------            -------
Weighted average number of common
  stock and common equivalent
  shares outstanding                        9,493      10,554      12,352          14,013             12,190
                                          =======     =======     =======         =======            =======

Earnings (loss) per share                 $ (0.41)    $ (0.14)    $ (0.19)        $  0.09            $ (0.12)
                                          =======     =======     =======         =======            =======


WATSON & ROYCE - PRO FORMA COMBINED:
---------------------------------------
Pro forma combined net income             $46,484     $35,068     $45,554         $54,831
                                          =======     =======     =======         =======
Reconciliation of Watson historical
  weighted average number of common
  and common equivalent shares
  outstanding to pro forma combined
  weighted average shares:
    Watson historical weighted average
      number of common and common
      equivalent shares outstanding        35,504      36,515      37,143          37,624
    Weighted average shares issued
      in connection with the Merger of
      Watson and Royce                      2,412       2,412       2,412           2,412
                                          -------     -------     -------         -------
Pro forma weighted average number
  of common and common equivalent
  shares outstanding                       37,916      38,927      39,555          40,036
                                          =======     =======     =======         =======
Pro forma combined earnings
  per share                               $  1.23     $  0.90     $  1.15         $  1.37
                                          =======     =======     =======         =======

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